UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 16, 2004

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-28540	94-3079392
(Commission File Number)	(I.R.S. Employer Identification Number)

6539 Dumbarton Circle Fremont California 94555
(Address of Principal Executive Offices, including Zip Code)

(510) 789-1500
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As Versant Corporation previously disclosed in its report on Form 8-K of September 17, 2004, on September 15, 2004, Versant received from the Nasdaq Stock Market (“Nasdaq”) a notice (the “Original Notice”) informing Versant that, for 30 consecutive business days, our common stock had traded below the minimum $1.00 per share price requirement set forth in Nasdaq Marketplace Rule 4310(c)(4) for continued listing of Versant’s common stock on the Nasdaq SmallCap Market (the “Minimum Price Requirement”).  To regain compliance with this continued listing requirement our common stock must have a $1.00 or greater minimum bid price for a minimum of least ten consecutive trading days,  or possibly longer as may be required by Nasdaq pursuant to its Marketplace Rules.  In the Original Notice, Nasdaq provided Versant a grace period of 180 calendar days, or until March 14, 2005, to regain compliance with the Minimum Price Requirement.  The Original Notice also stated that if Versant did not regain compliance by March 14, 2005, then the Nasdaq staff would determine whether Versant meets the Nasdaq SmallCap Market initial listing requirements of Marketplace Rule 4310(c) other than the Minimum Price Requirement and that, if Versant met this criteria, it would be afforded an additional 180 calendar days to regain compliance with the Minimum Price Requirement.

On March 16, 2005 we received a second notice letter from Nasdaq (the “Second Notice”), which stated that Versant had not regained compliance with the Minimum Price Requirement.  The Second Notice also stated that on March 14, 2005 Versant met all initial inclusion criteria for the Nasdaq SmallCap Market in Nasdaq Marketplace Rule 4310(c) except for the Minimum Price Requirement and that, in accordance with Nasdaq Marketplace Rule 4310(c)(8)(D), Versant will be provided an additional 180 calendar day compliance period, or until September 12, 2005, to regain compliance with the Minimum Price Requirement.  The Second Notice also stated that if Versant’s compliance with the Minimum Price Requirement cannot be demonstrated by September 12, 2005, the Nasdaq Staff will provide written notification that Versant’s securities will be delisted from the Nasdaq SmallCap Market and the Nasdaq Stock Market.  While we may be able to appeal such a delisting notice, there can be no assurance that the outcome of any such appeal would restore Versant’s NASDAQ SmallCap Market listing.

We have not yet determined to take any action in response to the Original Notice or the Second Notice, but will evaluate potential responses depending on the trading price of our common stock and the time remaining in any applicable grace period to regain compliance with the Rule.

Item 9.01:  Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit Number		Description
99.01	—	Letter to Versant Corporation from The Nasdaq Stock Market dated March 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: March 21, 2005	By: /s/ Lee McGrath
Lee McGrath, Chief Financial Officer

Exhibit Index

Exhibit Number		Description
99.01	—	Letter to Versant Corporation from The Nasdaq Stock Market dated March 16, 2005